UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2014

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On September 9, 2014, Columbia Property Trust, Inc. (the "Company") acquired the 650 California Street Building, a 478,000 square foot office building in San Francisco, California (the "650 California Street Building"), for $309.1 million, exclusive of closing costs. The acquisition was funded with a $130.0 million assumed mortgage note, $118.0 million of borrowings on the JPMorgan Chase Credit Facility, and cash on hand. This Form 8-K provides financial statements pursuant to Rule 3-14 of Regulation S-X, relating to the acquisition of the 650 California Street Building by the Company.
Item 9.01.     Financial Statements and Exhibits.
(a) Financial Statements. The following financial statements of the 650 California Street Building and the Company are submitted at the end of this Form 8-K and are filed herewith and incorporated herein by reference.
(b) Pro Forma Financial Information. See Paragraph (a) above.

Page
650 California Street Building
Independent Auditors' Report	F - 1
Statement of Revenues Over Certain Operating Expenses for the six months ended June 30, 2014 (unaudited) and the year ended December 31, 2013 (audited)	F - 2
Notes to the Statement of Revenues Over Certain Operating Expenses for the six months ended June 30, 2014 (unaudited) and the year ended December 31, 2013 (audited)	F - 3

Columbia Property Trust, Inc. - Unaudited Pro Forma Financial Statements
Summary of Unaudited Pro Forma Financial Statements	F - 5
Pro Forma Balance Sheet as of June 30, 2014 (unaudited)	F - 6
Pro Forma Statement of Operations for the six months ended June 30, 2014 (unaudited)	F - 8
Pro Forma Statement of Operations for the year ended December 31, 2013 (unaudited)	F - 9

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.

Dated: September 15, 2014	By:	/s/ James A. Fleming
James A. Fleming
Executive Vice President and Chief Financial Officer

INDEPENDENT AUDITORS' REPORT
To the Stockholders and Board of Directors of
Columbia Property Trust, Inc.
Atlanta, Georgia
We have audited the accompanying statement of revenues over certain operating expenses of 650 California Street Building (the Building) for the year ended December 31, 2013, and the related notes to the financial statement.
Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain operating expenses of the Building for the year ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America and in accordance with applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired.
Disclaimer of Opinion on Statement of Revenues Over Certain Operating Expenses for the Six Months ended June 30, 2014
Because we were not engaged to audit the statement of revenues over certain operating expenses for the six months ended June 30, 2014, we did not extend our auditing procedures to enable us to express an opinion on the results of operations for the six months ended June 30, 2014. Accordingly, we express no such opinion on the results of operations for the six months ended June 30, 2014.
Emphasis of Matter
We draw attention to note 2 to the accompanying financial statement, which describes that the statement of revenues over certain operating expenses of the Building was prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for the inclusion on Form 8-K of Columbia Property Trust, Inc.) and is not intended to be a complete presentation of the Building’s revenues and expenses. Our opinion has not been modified with respect to this matter.
/s/ Frazier & Deeter, LLC
Atlanta, Georgia
September 15, 2014

650 California Street Building
Statements of Revenues Over Certain Operating Expenses
For the Six Months Ended June 30, 2014 (unaudited)
and Year Ended December 31, 2013 (audited)

	June 30, 2014 (unaudited)	December 31, 2013 (audited)
Revenues:
Rental revenue	$9,742,508	$18,770,295
Reimbursement revenue	540,288	1,212,736
Other income	58,974	9,651
Total revenues	10,341,770	19,992,682
Expenses:
Real estate and other taxes	1,697,181	3,331,386
Repairs and maintenance	888,896	1,601,413
Utilities	519,957	1,060,274
Cleaning	543,860	954,957
Insurance	278,397	571,984
Management fees	212,051	388,655
Other	589,990	1,194,808
Total expenses	4,730,332	9,103,477
Revenues over certain operating expenses	$5,611,438	$10,889,205

See accompanying notes

1.     Description of Real Estate Property Acquired
On September 9, 2014, Columbia Property Trust, Inc. (which may be referred to herein as the "Company," "we," "our" or "us") purchased a 33-story office building containing approximately 478,000 rentable square feet (the "650 California Street Building") for $309.1 million before the application of any purchase price adjustments. The acquisition was funded with approximately $61 million of cash on hand, $118 million drawn on our $500 million revolving credit facility, which we entered into on May 7, 2010, and as amended and restated in August 2013 (the "JPMorgan Chase Credit Facility"), and a $130 million mortgage loan assumed with the acquisition. The 650 California Street Building was built in 1964 and is located in San Francisco, California. The 650 California Street Building was purchased from 650 California Street, L.L.C., a Delaware liability company, which is not affiliated with the Company.
2.     Basis of Accounting
The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest, and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the 650 California Street Building after its acquisition by the Company.
3.     Significant Accounting Policies
Revenues
Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased rental revenue by approximately $1,032,310 for the six months ended June 30, 2014, and $1,286,540 for the year ended December 31, 2013.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
4.     Description of Leasing Arrangements
As of December 31, 2013, the 650 California Street Building was 91% leased to 20 tenants, including Littler Mendelson (approximately 23%), Credit Suisse (approximately 13%), and Goodby Silverstein (approximately 11%).
Littler Mendelson is the largest global employment and labor law practice with more than 1,000 attorneys in over 60 offices worldwide. Littler Mendelson represents management in all aspects of employment and labor law and serves as a single source solution provider to the global employer community. Consistently recognized in the industry as a leading and innovative law practice, Littler Mendelson has been litigating, mediating and negotiating some of the most influential employment law cases and labor contracts on record for over 70 years. For 2013, Littler Mendelson contributed approximately 21% of total rental and reimbursement revenues. The Littler Mendelson lease expires in March of 2016, with an option to extend.
Credit Suisse is one of the world’s leading banks, and is committed to delivering financial experience and expertise to corporate, institutional, and government clients and to ultrahigh-net-worth and high-net-worth individuals worldwide, in addition to affluent and retail clients in Switzerland. Founded in 1856, Credit Suisse has operations in over 50 countries and employs approximately 45,600 individuals from approximately 150 different nations. For 2013, Credit Suisse contributed approximately 20% of total rental and reimbursement revenues. The Credit Suisse lease expires in March of 2020, with an option to extend.
Goodby Silverstein is a full-service advertising agency based in San Francisco and with an office in New York City. Founded in 1983, they deliver creative, brand strategy, communication/media strategy, research/analytics, and production (interactive, broadcast, print, and experiential), including eLevel, their own in-house production studio. For 2013, Goodby Silverstein contributed approximately 12% of total rental and reimbursement revenues. The Goodby Silverstein lease expires in April of 2017, with an option to extend.

5.     Future Minimum Rental Commitments
As of December 31, 2013, future minimum rental commitments are as follows:

For the years ended December 31:
2014	$17,512,643
2015	18,554,058
2016	15,059,521
2017	10,297,076
2018	7,111,235
Thereafter	11,546,791
$80,081,324
Based on the leases that were in place as of December 31, 2013, for the years ended December 31, 2014, 2015, 2016, 2017, 2018, and thereafter, Credit Suisse contributes 19%, 20%, 26%, 39%, 57%, and 45%, respectively, of future minimum rental commitments. For the years ended December 31, 2014, 2015, and 2016, Goodby Silverstein contributes 13%, 13%, and 16%, respectively, of future minimum rental commitments. For the years ended December 31, 2014 and 2015, Littler Mendelson contributes 21% and 20%, respectively, of future minimum rental commitments.
6.    Interim Unaudited Financial Information
The statement of revenues and certain operating expenses for the six months ended June 30, 2014, is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.
7.     Subsequent Events
Subsequent events related to the 650 California Street Building have been evaluated through September 15, 2014, which is the date this statement was available to be issued. All subsequent events, if any, requiring recognition as of June 30, 2014 and December 31, 2013, have been incorporated into this statement.

COLUMBIA PROPERTY TRUST, INC.

Summary of Unaudited Pro Forma Financial Statements

This pro forma information should be read in conjunction with the consolidated financial statements and notes thereto of Columbia Property Trust, Inc. ("Columbia Property Trust" or the "Company") included in its annual report filed on Form 10-K for the twelve months ended December 31, 2013, and its quarterly report on Form 10-Q for the six months ended June 30, 2014. In addition, this pro forma information should be read in conjunction with the financial statements and notes thereto of the acquired property included in this current report on Form 8-K.
On September 9, 2014, Columbia Property Trust acquired the 650 California Street Building, a 478,000 square foot office building in San Francisco, California (the "650 California Street Building"), for $309.1 million, exclusive of closing costs. The acquisition was funded with a $130.0 million assumed mortgage note, $118.0 million of borrowings on the JPMorgan Chase Credit Facility and cash on hand.
The following unaudited pro forma balance sheet as of June 30, 2014, has been prepared in conformity with accounting principles generally accepted in the United States to give effect to the acquisition of the 650 California Street Building as if the acquisition occurred on June 30, 2014. The following unaudited pro forma statements of operations for the six months ended June 30, 2014, and the twelve months ended December 31, 2013, have been prepared to give effect to the acquisition of the 650 California Street Building as if the acquisition occurred on January 1, 2013.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the 650 California Street Building been consummated as of January 1, 2013. In addition, due to the recent closing of the acquisition, the pro forma balance sheet includes pro forma allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisition of the 650 California Street Building. These allocations will be adjusted in the future upon finalization of the purchase price allocation.

COLUMBIA PROPERTY TRUST, INC.
PRO FORMA BALANCE SHEET
JUNE 30, 2014
(in thousands, unaudited)

ASSETS

	Columbia Property Trust, Inc. Historical(a)	650 California Street Building Pro Forma Adjustments		Pro Forma Total
Assets:
Real estate assets, at cost:
Land	$749,068	$86,067	(b)	$835,135
Buildings and improvements, less accumulated depreciation	3,020,793	217,261	(b)	3,238,054
Intangible lease assets, less accumulated amortization	269,821	19,479	(b)	289,300
Construction in progress	18,943	—		18,943
Real estate assets held for sale, less accumulated depreciation and amortization	49,809	—		49,809
Total real estate assets	4,108,434	322,807		4,431,241
Cash and cash equivalents	49,334	(29,063)	(c)	20,271
Tenant receivables, net of allowance for doubtful accounts	7,154	—		7,154
Straight line rent receivable	117,991	—		117,991
Prepaid expenses and other assets	27,974	—		27,974
Deferred financing costs, less accumulated amortization	9,527	760	(d)	10,287
Intangible lease origination costs, less accumulated amortization	133,778	—		133,778
Deferred lease costs, less accumulated amortization	105,640	4,652	(b)	110,292
Investment in development authority bonds	120,000	—		120,000
Other assets held for sale, less accumulated amortization	1,539	—		1,539
Total assets	$4,681,371	$299,156		$4,980,527

(a)	Historical financial information derived from Columbia Property Trust's quarterly report on Form 10-Q as of June 30, 2014.

(b)
Reflects the estimated purchase price allocation of the assets acquired by Columbia Property Trust in connection with the acquisition of the 650 California Street Building. These estimates are based on attributes of the 650 California Street Building, in-place leases, and recent transactions involving similar properties in the San Francisco market. These are preliminary estimates of the fair value of the assets acquired in connection with the acquisition of the property. These estimated allocations will be adjusted in the future upon finalization of the purchase price allocation. The purchase price has been allocated as follows:

Land	$86,067
Building and improvements	217,261
Intangible lease assets	19,479
Deferred lease costs	4,652
Intangible lease liabilities	(18,409)
$309,050

(c)
Represents the portion of the acquisition price and related expenses assumed to be funded with cash on hand based on our historical average cash reserve balance and the other assumptions outlined herein.

(d)
Consists of costs associated with transferring the mortgage note associated with the 650 California Street Building (the "650 California Street Building Mortgage Note") from the seller to the Company. The 650 California Street Mortgage Note is secured by the property and is due on July 1, 2019. The note requires monthly interest-only payments at an interest rate of 3.60% per annum through June 2015. Subsequent to June 2015, payments will consist of principle and interest totaling $0.6 million per month (or $7.1 million annually).

COLUMBIA PROPERTY TRUST, INC.
PRO FORMA BALANCE SHEET
JUNE 30, 2014
(in thousands, unaudited)

LIABILITIES & EQUITY

	Columbia Property Trust, Inc. Historical(a)	650 California Street Building Pro Forma Adjustments		Pro Forma Total
Liabilities:
Line of credit and notes payable	$1,386,644	$130,000	(b)
		159,000	(c)	$1,675,644
Bonds payable, net of discount	249,056	—		249,056
Accounts payable, accrued expenses, and accrued capital expenditures	98,737	—		98,737
Deferred income	24,353	—		24,353
Intangible lease liabilities, less accumulated amortization	76,069	18,409	(d)	94,478
Obligations under capital leases	120,000	—		120,000
Liabilities held for sale, less accumulated amortization	1,327	—		1,327
Total liabilities	1,956,186	307,409		2,263,595
Commitments and Contingencies (Note 6)	—	—		—
Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 124,966,166 shares issued and outstanding as of June 30, 2014	1,249	—		1,249
Additional paid-in capital	4,600,874	—		4,600,874
Cumulative distributions in excess of earnings	(1,873,842)	(8,253)	(e)	(1,882,095)
Other comprehensive loss	(3,096)	—		(3,096)
Total equity	2,725,185	(8,253)		2,716,932
Total liabilities and equity	$4,681,371	$299,156		$4,980,527

(a)	Historical financial information derived from Columbia Property Trust's quarterly report on Form 10-Q as of June 30, 2014.

(b)
Represents the balance of the mortgage note assumed in connection with the acquisition of the 650 California Street Building. The 650 California Street Building Mortgage Note is secured by the property and is due on July 1, 2019. The note requires monthly interest-only payments at an interest rate of 3.60% per annum through June 2015. After June 2015, payments will consist of principle and interest totaling $0.6 million per month (or $7.1 million annually). Columbia Property Trust estimates that the balance of the mortgage note approximates fair value.

(c)
Represents the amount assumed to be drawn under Columbia Property Trust's JPMorgan Chase Credit Facility (the "JPMorgan Chase Credit Facility") for the purchase of the 650 California Street Building based on the other assumptions outlined herein. The JPMorgan Chase Credit Facility has a capacity of $500 million and matures on August 21, 2017, with a one-year extension option. Amounts outstanding under the JPMorgan Chase Credit Facility bear interest at LIBOR, plus an applicable margin ranging from 1.00% to 1.70% for LIBOR borrowings, or an applicable base rate, plus an applicable margin ranging from 0.00% to 0.70% for base rate borrowings, based on the Company's applicable credit rating. The per annum facility fee on the aggregate revolving commitment (used or unused) ranges from 0.15% to 0.35%, also based on the Company's applicable credit rating. Additionally, the Company has the ability to increase the capacity of the JPMorgan Chase Credit Facility to up to $800.0 million, subject to certain limitations.

(d)
Reflects the estimated purchase price allocation of the liabilities acquired by Columbia Property Trust in connection with the acquisition of the 650 California Street Building. These estimates are based on attributes of the 650 California Street Building, in-place leases, and recent transactions involving similar properties in the San Francisco market. These are preliminary estimates of the fair value of the liabilities acquired in connection with the acquisition of the property. These estimated allocations will be adjusted in the future upon finalization of the purchase price allocation.

(e)	Primarily consists of acquisition expenses (transfer taxes).

COLUMBIA PROPERTY TRUST, INC.
PRO FORMA STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2014
(in thousands, unaudited)

	Columbia Property Trust, Inc. Historical(a)	650 California Street Building Historical(b)		650 California Street Building Pro Forma Adjustments		Pro Forma Total
Revenues:
Rental income	$204,388	$9,742	(c)	$(2,710)	(d)	$211,420
Tenant reimbursements	46,667	540	(e)	—		47,207
Hotel income	10,566	—		—		10,566
Other property income	4,304	59		—		4,363
	265,925	10,341		(2,710)		273,556
Expenses:
Property operating costs	77,812	4,518	(f)	—		82,330
Hotel operating costs	8,830	—		—		8,830
Asset and property management fees - other	964	212		—		1,176
Depreciation	57,473	—		4,408	(g)	61,881
Amortization	38,742	—		3,553	(h)	42,295
Impairment loss on real estate assets	14,982	—		—		14,982
General and administrative	15,358	—		—		15,358
Acquisition expenses	6,102	—		—		6,102
	220,263	4,730		7,961		232,954
Real estate operating income (loss)	45,662	5,611		(10,671)		40,602
Other income (expense):
Interest expense	(36,770)	—		(3,438)	(i)	(40,208)
Interest and other income	3,612	—		—		3,612
Loss on interest rate swaps	(335)	—		—		(335)
	(33,493)	—		(3,438)		(36,931)
Income before income tax expense	12,169	5,611		(14,109)		3,671
Income tax expense	(7)	—		—		(7)
Income from continuing operations	12,162	5,611		(14,109)		3,664
Discontinued operations:
Operating income from discontinued operations	237	—		—		237
Loss on disposition of discontinued operations	(978)	—		—		(978)
Loss from discontinued operations	(741)	—		—		(741)
Net income	$11,421	$5,611		$(14,109)		$2,923
Net income per share - basic	$0.09	$0.04		$(0.11)		$0.02
Net income per share - diluted	$0.09	$0.04		$(0.11)		$0.02

(a)	Historical financial information derived from Columbia Property Trust's quarterly report on Form 10-Q for the quarter ended June 30, 2014.

(b)
Historical financial information derived from the 650 California Street Building Statement of Revenues over Certain Expenses for the six months ended June 30, 2014, contained in the current report on Form 8-K.

(c)
Rental income consists primarily of base rent pursuant to leases in place for the periods presented. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2013.

(d)	Consists of adjustments for the amortization of the below market lease assets acquired with the 650 California Street Building.

(e)	Consists of reimbursements for property operating costs pursuant to the leases in place for the periods presented.

(f)	Consists of property operating expenses, primarily related to real estate taxes, insurance, utilities, and maintenance and support services.

(g)
Depreciation expense is calculated using the straight-line method based on the estimated purchase price allocated to building over a 40-year life; depreciation expense related to tenant improvements is calculated over the average remaining life of in-place leases.

(h)	Amortization of lease intangibles is recognized using the straight-line method over approximately 3.5 years, the average remaining life of in-place leases.

(i)
Interest expense relates to the 650 California Street Mortgage Note, additional borrowings on the JPMorgan Chase Credit Facility, and amortization of the deferred financing costs incurred to transfer the note from the seller to Columbia Property Trust.

COLUMBIA PROPERTY TRUST, INC.
PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMEBER 31, 2013
(in thousands, unaudited)

	Columbia Property Trust, Inc. Historical(a)	650 California Street Building Historical(b)		650 California Street Building Pro Forma Adjustments		Pro Forma Total
Revenues:
Rental income	$406,907	$18,770	(c)	$(5,421)	(d)	$420,256
Tenant reimbursements	90,875	1,213	(e)	—		92,088
Hotel income	23,756	—		—		23,756
Other property income	5,040	10		—		5,050
	526,578	19,993		(5,421)		541,150
Expenses:
Property operating costs	154,559	8,715	(f)	—		163,274
Hotel operating costs	18,340	—		—		18,340
Asset and property management fees	6,364	389		—		6,753
Depreciation	108,105	—		8,817	(g)	116,922
Amortization	78,710	—		7,107	(h)	85,817
General and administrative	61,866	—		—		61,866
Acquisition expenses	—	—		8,253	(i)	8,253
Listing costs	4,060	—		—		4,060
	432,004	9,104		24,177		465,285
Real estate operating income	94,574	10,889		(29,598)		75,865
Other income (expense):
Interest expense	(101,941)	—		(6,760)	(j)	(108,701)
Interest and other income	34,029	—		—		34,029
Loss on interest rate swaps	(342)	—		—		(342)
	(68,254)	—		(6,760)		(75,014)
Income before income tax expense	26,320	10,889		(36,358)		851
Income tax expense	(500)	—		—		(500)
Income from continuing operations	25,820	10,889		(36,358)		351
Discontinued operations:
Operating income from discontinued operations	(21,325)	—		—		(21,325)
Loss on disposition of discontinued operations	11,225	—		—		11,225
Loss from discontinued operations	(10,100)	—		—		(10,100)
Net income (loss)	$15,720	$10,889		$(36,358)		$(9,749)
Net income (loss) per share - basic	$0.12	$0.08		$(0.27)		$(0.07)
Net income (loss) per share - diluted	$0.12	$0.08		$(0.27)		$(0.07)

(a)	Historical financial information derived from Columbia Property Trust's annual report on Form 10-K for the year ended December 31, 2013.

(b)
Historical financial information derived from the 650 California Street Building Statement of Revenues over Certain Expenses for the year ended December 31, 2013, contained in the current report on Form 8-K.

(c)
Rental income consists primarily of base rent pursuant to leases in place for the periods presented. Base rent is recognized on a straight-line basis beginning on the pro forma acquisition date of January 1, 2013.

(d)	Consists of adjustments for the amortization of the below market lease assets acquired with the 650 California Street Building.

(e)	Consists of reimbursements for property operating costs pursuant to the leases in place for the periods presented.

(f)	Consists of property operating expenses, primarily related to real estate taxes, insurance, utilities, and maintenance and support services.

(g)
Depreciation expense is calculated using the straight-line method based on the estimated purchase price allocated to Building over a 40-year life; depreciation expense related to tenant improvements is calculated over the average remaining life of in-place leases.

(h)	Amortization of lease intangibles is recognized using the straight-line method over approximately 3.5 years, the average remaining life of in-place leases.

(i)	Consists of expenses related to the acquisition of the 650 California Street Building, primarily transfer taxes.

(j)
Interest expense relates to the 650 California Street Mortgage Note, additional borrowings on the JPMorgan Chase Credit Facility, and amortization of the deferred financing costs incurred to transfer the note from the seller to Columbia Property Trust.